Sub-Item 77C

                        AIM V.I. FINANCIAL SERVICES FUND

A Special Meeting ("Meeting") of Shareholders of AIM V.I. Financial Services Fund, an investment portfolio of AIM Variable Insurance Funds, a Delaware statutory trust ("Trust"), was held on February 29, 2008. The Meeting was held for the following purposes:

(1) Elect 13 trustees to the Board of Trustees of the Trust, each of whom will serve until his or her successor is elected and qualified.

(2) Approve an amendment to the Trust's Agreement and Declaration of Trust that would permit the Board of Trustees of the Trust to terminate the Trust, the Fund, and each other series portfolio of the Trust, or a share class without a shareholder vote.

(3) Approve a new sub-advisory agreement between Invesco Aim Advisors, Inc. and each of AIM Funds Management, Inc.; Invesco Asset Management Deutschland, GmbH; Invesco Asset Management Limited; Invesco Asset Management (Japan) Limited; Invesco Australia Limited; Invesco Global Asset Management (N.A.), Inc.; Invesco Hong Kong Limited; Invesco Institutional (N.A.), Inc.; and Invesco Senior Secured Management, Inc.

(4)(a) Approve modification of fundamental restrictions on issuing senior securities and borrowing money.

(4)(b) Approve modification of fundamental restriction on underwriting securities.

(4)(c) Approve modification of fundamental restriction on industry concentration.

(4)(d) Approve modification of fundamental restriction on real estate investments.

(4)(e) Approve modification of fundamental restriction on purchasing or selling commodities.

(4)(f) Approve modification of fundamental restriction on making loans.

(4)(g) Approve modification of fundamental restriction on investment in investment companies.

(5) Approve changing the fund's sub-classification from "diversified" to "non-diversified" and approve the elimination of a related fundamental investment restriction.

(6)    Approve making the investment objective of the fund non-fundamental.

The results of the voting on the above matters were as follows:

                                                                 Withheld/
Matter                                            Votes For     Abstentions**
----------------------------------------------   -----------   -------------
(1)*   Bob R. Baker...........................   474,883,590     19,741,622
       Frank S. Bayley........................   474,653,109     19,972,103
       James T. Bunch.........................   475,597,417     19,027,795
       Bruce L. Crockett......................   474,900,579     19,724,633
       Albert R. Dowden.......................   474,749,929     19,875,283
       Jack M. Fields.........................   475,205,840     19,419,372
       Martin L. Flanagan.....................   475,248,336     19,376,876
       Carl Frischling........................   474,453,674     20,171,538
       Prema Mathai-Davis.....................   473,569,192     21,056,020
       Lewis F. Pennock.......................   475,072,501     19,552,711
       Larry Soll, Ph.D. .....................   475,170,544     19,454,668
       Raymond Stickel, Jr. ..................   475,420,825     19,204,387
       Philip A. Taylor.......................   475,640,570     18,984,642

---------------

* Proposals 1 and 2 required approval by a combined vote of all of the portfolios of AIM Variable Insurance Funds.

**    Includes Broker Non-Votes.

                                                                    Sub-Item 77C

                                                                                 Votes       Withheld/
Matters                                                           Votes For     Against     Abstentions
--------------------------------------------------------------   -----------   ----------   -----------
(2)*    Approve an amendment to the Trust's Agreement and
        Declaration of Trust that would permit the Board of
        Trustees of the Trust to terminate the Trust, the
        Fund, and each other series portfolio of the Trust, or
        a share class without a shareholder vote..............   438,131,484   35,586,925    20,906,803
(3)     Approve a new sub-advisory agreement between Invesco
        Aim Advisors, Inc. and each of AIM Funds Management,
        Inc.; Invesco Asset Management Deutschland, GmbH;
        Invesco Asset Management Limited; Invesco Asset
        Management (Japan) Limited; Invesco Australia Limited;
        Invesco Global Asset Management (N.A.), Inc.; Invesco
        Hong Kong Limited; Invesco Institutional (N.A.), Inc.;
        and Invesco Senior Secured Management, Inc............     5,737,690      268,671       302,907
(4)(a)  Approve modification of fundamental restrictions on
        issuing senior securities and borrowing money.........     5,793,510      271,118       244,640
(4)(b)  Approve modification of fundamental restriction on
        underwriting securities...............................     5,769,486      294,338       245,444
(4)(c)  Approve modification of fundamental restriction on
        industry concentration................................     5,811,362      253,266       244,640
(4)(d)  Approve modification of fundamental restriction on
        real estate investments...............................     5,786,064      277,760       245,444
(4)(e)  Approve modification of fundamental restriction on
        purchasing or selling commodities.....................     5,803,177      262,014       244,077
(4)(f)  Approve modification of fundamental restriction on
        making loans..........................................     5,767,229      294,890       247,149
(4)(g)  Approve modification of fundamental restriction on
        investment in investment companies....................     5,813,626      248,346       247,296
(5)     Approve changing the fund's sub-classification from
        "diversified" to "non-diversified" and approve the
        elimination of a related fundamental investment
        restriction...........................................     5,628,786      304,230       376,252
(6)     Approve making the investment objective of the fund
        non-fundamental.......................................     5,619,704      313,726       375,838

For a more detailed discussion on the proposal that was submitted to shareholders, please refer to the proxy statement that was filed on December 31, 2007 with the SEC under Accession number 0000950129-07-006497.